Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces First Quarter 2023 Results

May 4, 2023

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the first quarter of 2023.

Summary Highlights

•Pleased to report record quarterly Adjusted EBITDA(1) of $440 million for Q1 2023
•NFE's net income for Q1 2023 was $152 million
•Adjusted EPS for Q1 2023 was $0.90 per share on a fully diluted basis and $0.71 when including losses on disposal of certain assets
•On track to achieve our Illustrative Adjusted EBITDA Goal(2) of ~$2.0 billion for 2023
•Today we are announcing a 2023 Illustrative Adjusted Net Income Goal(2) of ~$1.2 billion
•Our 2023 Illustrative Adjusted Net Income Goal(2), if achieved, would result in a 6x increase in net income relative to 2022
Puerto Rico
•Genera PR LLC, an independently managed subsidiary of NFE, was awarded a 10-year contract(3) to manage PREPA's thermal power generation system of approximately 3,600 MW
•Contract consists of a $22.5 million annual payment and up to $100 million of annual incentives
•Intended to enhance grid reliability and reduce power costs for Puerto Rican consumers and businesses
•Awarded 350 MW of emergency power contracts(4) via U.S. Army Corps' Puerto Rico Power System Stabilization Task Force
•Currently mobilizing power generation assets to Palo Seco and San Juan to start providing capacity in the second quarter of 2023(5)
Fast LNG
•Construction of our first Fast LNG unit is 90%+ Complete(7) and Deployment(7) to Altamira is expected in June 2023(5)
•We expect to complete Commissioning(7) of our first Fast LNG unit in the shipyard and on-location at the Altamira site and continue to anticipate First Gas and COD(7) in July 2023 and August 2023, respectively(5)
•FLNG 2 and FLNG 3 are already under construction, and all long-lead items have been procured
•Deployment(7) and Ready for Installation(7) expected in the second half of 2024(5)
•We recently signed a non-binding Letter of Intent with CFE to explore installing FLNG 2 and FLNG 3 at an underutilized existing onshore terminal in Altamira
Terminals
•We have Completed(7) the Barcarena terminal and expect First Gas(9) to Norsk Hydro in late 2023(5); we remain on schedule and, also in 2023(5), expect to commence Operations(7) at our Santa Catarina terminal
•Separately, Construction(10) of our 630 MW power plant at Barcarena is underway pursuant to a fixed-price, date-certain EPC contract with Mitsubishi and Toyo Setal; Operations(7) expected to commence in July 2025(5) pursuant to 25-year PPAs with Brazilian distribution companies
Commercial
•We are finalizing our agreement(8) to sell our 135 MW La Paz power plant to CFE for approximately $180 million, and the transaction is expected to close in the third quarter of 2023(5)

•Awarded 353 MW of capacity contract(6) with a 10-year duration from the Single Electricity Market Operator (SEMO), the operator of Ireland's electric grid
•Expecting to finalize permitting and construction contract for a 600 MW combined-cycle natural gas power plant beginning operations in 2026, to be supplied by our Shannon LNG terminal in Ballylongford
Hydrogen
•Construction(10) on our first hydrogen plant is progressing on schedule in Beaumont (120 MW, ~50,000 kg/d), an industrial hub in Texas
•We have several other green hydrogen projects in various stages of Development(10) with a focus on sites with strategic logistics, low-cost power, and strong regional hydrogen demand
Other Developments
•We sold our ownership stake(11) in the Hilli in exchange for the return of 4.1 million NFE shares, $100 million in cash, and the extinguishment of $323 million in Hilli-related debt
•We have historically funded our growth through a combination of asset sales and operating cash flow, and we believe we have sufficient liquidity to complete our capital projects without the need for external financing

On May 3, 2023, NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of June 15, 2023 and a payment date of June 28, 2023

Financial Highlights

	Three Months Ended
(in millions)	March 31, 2022	December 31, 2022	March 31, 2023
Revenues	$505.1	$546.4	$579.1
Net income	$241.2	$65.8	$151.6
Diluted EPS	$1.13	$0.30	$0.71
Adjusted net income	$161.8	$182.7	$187.6
Adjusted EPS	$0.77	$0.87	$0.90
Terminals and Infrastructure Segment Operating Margin(12)	$211.1	$196.0	$402.1
Ships Segment Operating Margin(12)	$89.0	$87.5	$78.7
Total Segment Operating Margin(12)	$300.1	$283.4	$480.8
Adjusted EBITDA(1)	$257.7	$239.3	$439.7

Please refer to our Q1 2023 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2)“Illustrative Adjusted EBITDA Goal” is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at $180 million for all periods 2023 onward including the pro rata share of Core SG&A from unconsolidated entities. “Illustrative Adjusted Net Income Goal” is based on the "Illustrative Total Segment Operating Margin Goal" less interest expense, tax expense, SG&A not included in core SG&A, including business opportunity screening costs and stock compensation, equity investment income, interest income, and depreciation and amortization. “Illustrative Total Segment Operating Margin Goal,” or “Illustrative Future Goal” means our goal for Total Segment Operating Margin under certain illustrative conditions. These illustrative financial metrics are based on management’s expectations and are not based on generally accepted accounting principles and should not be relied upon for any reason. There is no guarantee that we will reach our goals and actual results may differ from our expectations. Please refer to this explanation for all uses of this term. “Illustrative Adjusted EBITDA Goal” reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees, less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Total Segment Operating

Margin Goal reflected. “Illustrative Adjusted Net Income Goal” reflects our Illustrative Total Segment Operating Margin, less interest expenses from our debt facilities assuming a weighted average interest rate of 8% on $6.6 billion pro forma outstanding debt offset by capitalized income of $150 million per year from 2023 onward, taxes at an effective tax rate of approximately 15%, non-core illustrative SGA, approximately $13 million per year illustrative income from equity investments in joint ventures, interest on outstanding cash balances equal to approximately 8% on unrestricted cash accounts, and depreciation and amortization in an aggregate amount of $40 million per quarter on our operating assets, including FLNG depreciated over a 20-year life starting on its expected date of start of operations. For the purpose of this presentation, we assumed no other income and expenses to be incurred under generally accepted accounting principals. For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between $12.94 and $18.35 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $6.12 in 2023, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. For Hygo + Suape assets we assume an average delivered cost of gas of $16.00 in 2023 based on industry averages in the region. We assume all Brazil terminals and power plants are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $182k per day per vessel and our effective share of revenue and operating expense related to the existing tolling agreement for the Hilli FLNG going forward. For Fast LNG, this illustration reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. Management is currently in multiple discussions with counterparties to supply feedstock gas at pricing of approximately $4.31 per MMBtu, multiplied by the volumes for Fast LNG installation of 1.4 MTPA each per year. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu are higher than the costs we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. We cannot assure you if or when we will enter into contracts for sales of additional LNG, the price at which we will be able to sell such LNG, or our costs to produce and sell such LNG. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
3) Refers to the award of a 10-Year contract for the operation and maintenance of PREPA’s thermal generation assets with the goal of reducing costs and improving reliability of power generation in Puerto Rico awarded to our subsidiary, Genera PR LLC ("Genera"), in the first quarter of 2023. Pursuant to the award, we expect to receive an annual management fee and be eligible for performance-based incentive fees, beginning after the service period under the contract commences.
4) Refers to the selection by the U.S. Army Corps of Engineers of Weston Solutions, Inc. (“Weston”) to support Puerto Rico’s grid stabilization project with additional power capacity to enable maintenance and repair work on the island’s power system and grid. We have entered into agreements with Weston for the installation and operation of 150MW of additional power to be generated at the Palo Seco Power Plant in Puerto Rico as well as the supply of natural gas. We have also entered into agreements with Weston for the installation and operation of 200MW of additional power to be generated at the San Juan Power Plant in Puerto Rico as well as the supply of natural gas. We have also entered into agreements with Weston for the installation and operation of 200MW of additional power to be generated at the San Juan Power Plant in Puerto Rico as well as the supply of natural gas.
5) Lead times and expected development times used in this press release indicate our internal evaluations of a project’s expected timeline. They refer to us completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model. These timeframes include assumptions regarding items that are outside our control, including permitting, weather, and other potential sources of delay. To the extent that projects have not yet started or are currently under development, we can make no assurance that such projects are on track within the timeline parameters we establish. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays. If we are unable to construct, commission and operate all of our facilities as expected, or, when and if constructed, they do not accomplish our goals, or if we experience delays or cost overruns in construction, estimates regarding timelines, budget and savings could be materially and adversely affected.
6) Refers to the award of a 10-year contract by the Single Electricity Market Operator (SEMO) to Shannon LNG Limited, a subsidiary of NFE, for the delivery of 400 MW of electricity generation capacity at the site in Kerry, Ireland by October

1, 2026. The contract was awarded following a competitive auction process, operated by SEMO, and regulated by the Commission For Regulation of Utilities (CRU) and the Northern Ireland Authority for Utility Regulation (NIAUR).
7) “Online”, “Operational”, "Operating", "Completion", "Completed", “COD” or “commercial operations date”, “Commissioning,” “COD” or “commercial operations date”, “Commissioning,” “Deployment” or similar statuses (either capitalized or lower case) with respect to a particular project means we expect gas to be made available within sixty (60) days, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational, Completion or Deployment date, and we may not generate any revenue until full commercial operations has begun. We cannot assure you if or when such projects will reach full commercial operations. Actual results could differ materially from the illustrations reflected in this press release and there can be no assurance we will achieve our goals. Our ability to export liquefied natural gas depends on our ability to obtain export and other permits from the United States, Mexican and other governmental and regulatory agencies, which we have not yet obtained. No assurance can be given that we will receive required permits, approvals and authorizations from governmental and regulatory agencies in connection with the exportation of liquefied natural gas on a timely basis or at all.
8) Refers to the binding short-form agreements with Comisión Federal de Electricidad (“CFE”) related to the (i) expansion and extension of NFE’s supply of natural gas to multiple CFE power generation facilities in Baja California Sur, and (ii) sale of NFE’s 135 MW La Paz power plant to CFE. These transactions are subject to customary terms and conditions and execution of final long-form binding definitive agreements. We cannot assure you if or when we will enter into long-form definitive agreements related to such projects or the terms of any such agreements. Furthermore, upon execution of long-form definitive agreements, we cannot assure you if or when conditions to such agreements will be satisfied, or if we will obtain the required approvals for the transactions set forth in such agreement.
9) Refers to the date on which (or, for future dates, management's current estimate of the date on which) natural gas is first made available in our projects, including our facilities in development. Full commercial operations of such projects will occur later than, and may occur substantially later than, the date of first gas. We cannot assure you if or when such projects will reach the date of delivery of first gas, or full commercial operations. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
10) “Under Construction”, “In Construction”, “Under Construction”, “Development,” “In Development” or similar statuses means that we have taken steps and invested money to develop a facility, including execution of agreements for the development of the project (subject, in certain cases, to satisfaction of conditions precedent), procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect or that each development will be Completed or enter full commercial operations. There can be no assurance that we will be able to enter into the contracts required for the development of these facilities on commercially favorable terms or at all. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct and operate these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays, and these risks of delay are exacerbated by the COVID-19 pandemic. If we are unable to construct, commission and operate all of our facilities as expected, or, when and if constructed, they do not accomplish our goals, or if we experience delays or cost overruns in construction, our business, operating results, cash flows and liquidity could be materially and adversely affected.
11) Refers to the agreement between the Company and Golar LNG Limited (“GLNG”) for the sale of NFE’s ownership stake in the 2.4 MTPA floating liquefaction facility Hilli in exchange for the return of 4.1 million NFE shares and $100 million in cash. As part of the agreement, NFE also extinguished $323 million in debt obligations associated with its interest in the Hilli.
12) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. "Terminals and Infrastructure Segment Operating Margin" includes our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”), prior to the disposition of this investment in the fourth quarter of 2022. "Ships Segment Operating Margin" includes our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC prior to the disposition of this investment in the first quarter of 2023. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call

Management will host a conference call on Thursday, May 4, 2023 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 224-1121 (toll free from within the U.S.) or +1-323-794-2575 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE First Quarter 2023 Earnings Call” or conference code 9863837.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com within the "Investors" tab under “Events & Presentations.” Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (Nasdaq: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. Forward looking statements include: illustrative financial metrics and other similar metrics, including goals, expected financial growth and margins, among others; benefits to be derived from our projects in Puerto Rico, including enhancement of grid reliability and reduction of power costs, among others; ability to maintain our expected development timelines; expectations regarding our ability to construct, complete and commission our projects on time and within budget; the execution of definitive documents and their related terms and conditions, including without limitation the sales price of the La Paz power plant to CFE; and all the information in the exhibits to this press release. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: risks related to the development, construction, completion or commissioning schedule for the facilities; risks related to the operation and maintenance of our facilities and assets; failure of our third-party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; our ability to implement our business strategy; the risk that proposed transactions may not be completed in a timely manner or at all; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of NFE’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise these forward-looking statements, even though our situation may change in the future. New factors emerge from time to time, and it is not possible for NFE to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Patrick Hughes
ir@newfortressenergy.com

Media:
Jake Suski
press@newfortressenergy.com

(516) 268-7403
Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended December 31, 2022 and March 31, 2023
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	December 31, 2022	March 31, 2023
Revenues
Operating revenue	$448,646	$501,688
Vessel charter revenue	96,744	76,524
Other revenue	979	919
Total revenues	546,369	579,131

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	135,899	184,938
Vessel operating expenses	12,786	13,291
Operations and maintenance	28,931	26,671
Selling, general and administrative	70,099	52,138
Transaction and integration costs	9,409	494
Depreciation and amortization	36,201	34,375
Asset impairment expense	2,550	—
Total operating expenses	295,875	311,907
Operating income	250,494	267,224
Interest expense	80,517	71,673
Other (income) expense, net	(16,431)	25,005
Income before income from equity method investments and income taxes	186,408	170,546
(Loss) income from equity method investments	(117,793)	9,980
Tax provision	2,810	28,960
Net income	65,805	151,566
Net income attributable to non-controlling interest	(1,678)	(1,360)
Net income attributable to stockholders	$64,127	$150,206

Net income per share – basic	$0.31	$0.72
Net income per share – diluted	$0.30	$0.71

Weighted average number of shares outstanding – basic	208,768,552	208,707,385
Weighted average number of shares outstanding – diluted	209,745,660	209,325,619

Adjusted EBITDA
For the three months ended March 31, 2023
(Unaudited, in thousands of U.S. dollars)
Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from unconsolidated entities, less the impact of equity in earnings (losses) of unconsolidated entities.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the three months ended March 31, 2022, December 31, 2022 and March 31, 2023:

(in thousands)	Three Months Ended March 31, 2022	Three Months Ended December 31, 2022	Three Months Ended March 31, 2023
Total Segment Operating Margin	$300,083	$283,432	$480,817
Less: Core SG&A (see definition above)	40,960	44,120	41,067
Less: Pro rata share Core SG&A from unconsolidated entities	1,390	(23)	14
Adjusted EBITDA (Non-GAAP)	$257,733	$239,335	$439,736

Net income	$241,181	$65,805	$151,566
Add: Interest expense, net	44,916	80,517	71,673
Add: Tax (benefit) provision	(49,681)	2,810	28,960
Add: Depreciation and amortization	34,290	36,201	34,375
Add: Asset impairment expense	—	2,550	—
Add: SG&A items excluded from Core SG&A (see definition above)	7,081	25,978	11,071
Add: Transaction and integration costs	1,901	9,409	494
Add: Other (income) expense, net	(19,725)	(16,431)	25,005
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	(2,492)	(96,377)	111,140
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities(1)	50,497	11,080	15,432
Less: (Income) loss from equity method investments	(50,235)	117,793	(9,980)
Adjusted EBITDA (Non-GAAP)	$257,733	$239,335	$439,736

(1)Includes the Company’s effective share of Adjusted EBITDA of CELSEPAR of $30,207 for the three months ended March 31, 2022, and the Company’s effective share of the Adjusted EBITDA of Hilli LLC of $20,291, $11,080 and $15,432 for the three months ended March 31, 2022, December 31, 2022, and March 31, 2023, respectively. We no longer include the results of CELSEPAR and Hilli LLC in our results of operations after the sale of these investments in the fourth quarter of 2022 and the first quarter of 2023, respectively.

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, interest expense, other (income) expense, loss on extinguishment of debt, net, (income) loss from equity method investments and tax (benefit) expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended March 31, 2023
(in thousands of $)	Terminals and Infrastructure	Ships ⁽[1]⁾	Total Segment	Consolidation and Other ⁽[2]⁾	Consolidated
Segment Operating Margin	$402,139	$78,678	$480,817	$(126,586)	$354,231
Less:
Selling, general and administrative					52,138
Transaction and integration costs					494
Depreciation and amortization					34,375
Interest expense					71,673
Other expense, net					25,005
(Income) from equity method investments					(9,980)
Tax provision					28,960
Net income					$151,566

(1)Ships includes our effective share of revenues, expenses and operating margin attributable to our 50% ownership of Hilli LLC, prior to the disposition of this investment. The earnings attributable to the investment of $5,986 for the three months ended March 31, 2023 are reported in income from equity method investments in the condensed consolidated statements of operations and comprehensive income.
(2)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of Hilli LLC in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended December 31, 2022
(in thousands of $)	Terminals and Infrastructure	Ships ⁽[1]⁾	Total Segment	Consolidation and Other ⁽[2]⁾	Consolidated
Segment Operating Margin	$195,957	$87,475	$283,432	$85,321	$368,753
Less:
Selling, general and administrative					70,099
Transaction and integration costs					9,409
Depreciation and amortization					36,201
Asset impairment expense					2,550
Interest expense					80,517
Other (income), net					(16,431)
Loss from equity method investments					117,793
Tax provision					2,810
Net income					$65,805

(1)Ships includes our effective share of revenues, expenses and operating margin attributable to our 50% ownership of Hilli LLC. The loss attributable to the investment of $120,580 for the three months ended December 31, 2022 is reported in (Loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss).
(2)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to our 50% ownership of Hilli LLC in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended March 31, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$211,083	$89,000	$300,083	$(49,395)	$250,688
Less:
Selling, general and administrative					48,041
Transaction and integration costs					1,901
Depreciation and amortization					34,290
Interest expense					44,916
Other (income), net					(19,725)
(Income) from equity method investments					(50,235)
Tax (benefit)					(49,681)
Net income					$241,181

(1)Terminals and Infrastructure includes our effective share of revenues, expenses and operating margin attributable to our 50% ownership of CELSEPAR. The earnings attributable to the investment of $36,680 for the three months ended March 31, 2022 are reported in (loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss). Terminals and Infrastructure does not include the unrealized mark-to-market gain on derivative instruments of $2,492 for the three months ended March 31, 2022 reported in Cost of sales.
(2)Ships includes our effective share of revenues, expenses and operating margin attributable to our 50% ownership of Hilli LLC. The earnings attributable to the investment of $13,555 for the three months ended March 31, 2022 are reported in (loss) income from equity method investments in the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli LLC in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars)

The following table sets forth a reconciliation between net income attributable to stockholders and earnings per share adjusted for non-cash impairment charges and losses on disposals of assets.

	Three months ended March 31, 2022	Three months ended December 31, 2022	Three months ended March 31, 2023
Net income attributable to stockholders	$238,269	$64,127	$150,206
Non-cash impairment charges, net of tax	(76,460)	118,558	—
Loss on disposal of investment in Hilli LLC	—	—	37,401
Adjusted net income	$161,809	$182,685	$187,607

Weighted-average shares outstanding - diluted	210,082,295	209,745,660	209,325,619

Adjusted earnings per share	$0.77	$0.87	$0.90

Condensed Consolidated Balance Sheets
As of March 31, 2023 and December 31, 2022
(Unaudited, in thousands of U.S. dollars, except share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$296,860	$675,492
Restricted cash	325,298	165,396
Receivables, net of allowances of $748 and $884, respectively	353,192	280,313
Inventory	76,536	39,070
Prepaid expenses and other current assets, net	102,251	226,883
Total current assets	1,154,137	1,387,154

Construction in progress	3,357,434	2,418,608
Property, plant and equipment, net	2,094,417	2,116,727
Equity method investments	136,300	392,306
Right-of-use assets	477,757	377,877
Intangible assets, net	80,312	85,897
Goodwill	776,760	776,760
Deferred tax assets, net	8,074	8,074
Other non-current assets, net	138,555	141,679
Total assets	$8,223,746	$7,705,082

Liabilities
Current liabilities
Current portion of long-term debt	$277,035	$64,820
Accounts payable	310,272	80,387
Accrued liabilities	602,928	1,162,412
Current lease liabilities	106,666	48,741
Other current liabilities	99,275	52,878
Total current liabilities	1,396,176	1,409,238

Long-term debt	4,951,545	4,476,865
Non-current lease liabilities	349,621	302,121
Deferred tax liabilities, net	26,455	25,989
Other long-term liabilities	50,623	49,010
Total liabilities	6,774,420	6,263,223

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750 million shares authorized, 204.7 million issued and outstanding as of March 31, 2023; 208.8 million issued and outstanding as of December 31, 2022	2,047	2,088
Additional paid-in capital	1,047,541	1,170,254
Retained earnings	191,819	62,080
Accumulated other comprehensive income	57,344	55,398
Total stockholders’ equity attributable to NFE	1,298,751	1,289,820
Non-controlling interest	150,575	152,039
Total stockholders’ equity	1,449,326	1,441,859
Total liabilities and stockholders’ equity	$8,223,746	$7,705,082

Condensed Consolidated Statements of Operations
For the three months ended March 31, 2023 and 2022
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues
Operating revenue	$501,688	$400,075
Vessel charter revenue	76,524	92,420
Other revenue	919	12,623
Total revenues	579,131	505,118

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	184,938	208,298
Vessel operating expenses	13,291	22,964
Operations and maintenance	26,671	23,168
Selling, general and administrative	52,138	48,041
Transaction and integration costs	494	1,901
Depreciation and amortization	34,375	34,290
Total operating expenses	311,907	338,662
Operating income	267,224	166,456
Interest expense	71,673	44,916
Other expense (income), net	25,005	(19,725)
Income before income from equity method investments and income taxes	170,546	141,265
Income from equity method investments	9,980	50,235
Tax provision (benefit)	28,960	(49,681)
Net income	151,566	241,181
Net income attributable to non-controlling interest	(1,360)	(2,912)
Net income attributable to stockholders	$150,206	$238,269

Net income per share – basic	$0.72	$1.14
Net income per share – diluted	$0.71	$1.13

Weighted average number of shares outstanding – basic	208,707,385	209,928,070
Weighted average number of shares outstanding – diluted	209,325,619	210,082,295

Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2023 and 2022
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$151,566	$241,181
Adjustments for:
Depreciation and amortization	34,608	34,852
(Earnings) of equity method investees	(9,980)	(50,235)
Dividends received from equity method investees	5,830	7,609
Change in market value of derivatives	3,330	(24,855)
Deferred taxes	—	(58,769)
(Earnings) recognized from vessels chartered to third parties transferred to Energos	(31,954)	—
Loss on the disposal of equity method investment	37,401	—
Other	(2,090)	2,847
Changes in operating assets and liabilities:
Decrease (increase) in receivables	28,136	(58,462)
(Increase) in inventories	(2,271)	(18,617)
(Increase) in other assets	(27,966)	(15,440)
Decrease in right-of-use assets	13,336	17,016
(Decrease) increase in accounts payable/accrued liabilities	(43,400)	68,520
(Decrease) increase in amounts due to affiliates	(2,519)	2,035
(Decrease) in lease liabilities	(9,709)	(11,773)
Increase (decrease) in other liabilities	55,822	(21,527)
Net cash provided by operating activities	200,140	114,382

Cash flows from investing activities
Capital expenditures	(563,268)	(189,221)
Sale of equity method investment	100,000	—
Net cash used in investing activities	(463,268)	(189,221)

Cash flows from financing activities
Proceeds from borrowings of debt	700,000	200,836
Payment of deferred financing costs	(5,903)	(3,504)
Repayment of debt	(1,080)	(123,669)
Payments related to tax withholdings for share-based compensation	—	(13,054)
Payment of dividends	(649,796)	(23,773)
Net cash provided by financing activities	43,221	36,836
Impact of changes in foreign exchange rates on cash and cash equivalents	948	12,979
Net (decrease) in cash, cash equivalents and restricted cash	(218,959)	(25,024)
Cash, cash equivalents and restricted cash – beginning of period	855,083	264,030
Cash, cash equivalents and restricted cash – end of period[1]	$636,124	$239,006

1 Cash and cash equivalents includes $13,966, which has been classified as assets held for sale and included in the Other non-current assets on the condensed consolidated balance sheets.